Exhibit 23(a)(9)
                              COMSTOCK FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


                  Comstock Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Article V of the charter (the "Charter") of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held, reclassified and designated 125,000,000 authorized but unissued shares of Comstock Strategy Fund Class C Common Stock as shares of Comstock Capital Value Fund Class AAA Common Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a class of the Comstock Capital Value Fund (as such term is used in the Charter) as set forth in the Charter.

                  SECOND: After the reclassification and designation of shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation as set forth in these Articles Supplementary, the Common Stock is classified and designated as follows:

--------------------------------------------------------- ----------------------
CLASS                                                       NUMBER OF SHARES
--------------------------------------------------------- ----------------------
Comstock Strategy Fund Class A Common Stock                 150,000,000
Comstock Strategy Fund Class C Common Stock                   75,000,000
Comstock Strategy Fund Class O Common Stock                 150,000,000

Comstock Capital Value Fund Class A Common Stock            125,000,000
Comstock Capital Value Fund Class B Common Stock            125,000,000
Comstock Capital Value Fund Class C Common Stock            125,000,000
Comstock Capital Value Fund Class R Common Stock            125,000,000
Comstock Capital Value Fund Class AAA Common Stock          125,000,000

--------------------------------------------------------- ----------------------

                  THIRD: The shares of Comstock Capital Value Fund Class AAA Common Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

                  FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not change the aggregate number of shares of stock that the Corporation has authority to issue.

                  FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of this 18th day of November, 2008.

ATTEST:                                     COMSTOCK FUNDS, INC.



/s/ Bruce N. Alpert                         By: /s/ Martin Weiner   (SEAL)
Bruce N. Alpert                                 Martin Weiner
Secretary                                       President